UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 30, 2006

                               ES BANCSHARES, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

    Maryland                     000-52178                       20-4663714
----------------------------     ---------                   ------------------
(State or Other Jurisdiction)   (Commission File No.)         (I.R.S. Employer
  of Incorporation)                                          Identification No.)


68 North Plank Road, Newburgh, New York                            12550
---------------------------------------                            -----
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (845) 561-0003
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     On November 30, 2006, Mr. Thomas D. Weddell was appointed to the boards of directors of ES Bancshares, Inc. (the "Company") and its wholly owned subsidiary, Empire State Bank, N.A. (the "Bank"). The Company and the Bank anticipate that Mr. Wedell will serve on the Audit Committee for the Company and the Bank.

     There are no arrangements or understandings between Mr. Weddell and any other person pursuant to which either of them became a director. Mr. Weddell is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

     Mr. Weddell is a Business Development Consultant and Certified Public Accountant for Vanacore, DeBenedictus, DiGovanni & Weddell located in Newburgh, New York. Mr. Weddell began his tenure at Vanacore, DeBenedictus, DiGovanni & Weddell in 1978 and has been serving as the Managing Partner since 1996.



Item 9.01.  Financial Statements and Exhibits.

      (a)                  Not Applicable.

      (b)                  Not Applicable.

      (c)                  Not Applicable.

      (d)                  Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       ES BANCSHARES, INC.


DATE:  December 4, 2006                By:  /s/ Anthony P. Costa
                                            ---------------------
                                            Anthony P. Costa
                                            Chairman and Chief Executive Officer